Exhibit 4.3

                              CERTIFICATE OF TRUST
                                       OF
                     SOUTHERN INVESTMENTS UK CAPITAL TRUST I


         THIS CERTIFICATE OF TRUST of Southern Investments UK Capital Trust I (the "Trust"), dated January 21, 1997, is being duly executed and filed by the undersigned, as trustees of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. Name. The name of the business trust being formed hereby is Southern Investments UK Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                                                     Name:  Wayne Boston
                                                     As Regular Trustee



                                                     Name:  Richard Childs
                                                     As Regular Trustee


                                                     BANKERS TRUST (DELAWARE),
                                                     as Delaware Trustee


                                                     By:
                                                              Name:
                                                              Title: